Exhibit 10.2
Execution Version

FORBEARANCE AGREEMENT AND AMENDMENT TO CREDIT AGREEMENT
This FORBEARANCE AGREEMENT AND AMENDMENT TO CREDIT AGREEMENT, dated as of June 22, 2020 (this “Agreement”), is made by and among HI-CRUSH INC. (the “Borrower”), the Lenders and Issuing Lenders party hereto (the “Forbearing Lenders”), the Guarantors party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as an Issuing Lender. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Credit Agreement referred to below. Unless otherwise indicated, all section references in this Agreement refer to the applicable section of the Credit Agreement.
PRELIMINARY STATEMENTS
A.    The Borrower, the Lenders and Issuing Lenders party thereto, and the Administrative Agent entered into that certain Credit Agreement, dated as of August 1, 2018 (as amended, amended and restated, supplemented, otherwise modified from time to time, the “Credit Agreement”).
B.    The Borrower acknowledges that the Event of Default under the Credit Agreement identified on Schedule I hereto has occurred under the Credit Agreement (the “Specified Default”).
C.    Upon an Event of Default (including the Specified Default), the Administrative Agent and Lenders are entitled to exercise certain rights and remedies under the Credit Agreement and the other Credit Documents as a consequence of such Specified Default becoming or continuing as an Event of Default (the exercise of any such rights and remedies referred to above, collectively, “Enforcement Actions”).
D.    The Borrower has requested the Administrative Agent and the Forbearing Lenders agree to forbear from taking any Enforcement Action until the earlier of July 5, 2020 and the occurrence of any of the events set forth in Section 1(a)(ii)-(v) below.
E.    The Administrative Agent and the Forbearing Lenders, constituting the Required Lenders have agreed to such request, subject to the terms and provisions set forth in this Agreement.
F.    In consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:
Section 1.Forbearance.
(a)    Forbearance. The Borrower hereby requests that the Administrative Agent and the Forbearing Lenders agree to forbear from taking any Enforcement Action (the “Forbearance”). The Administrative Agent and the Forbearing Lenders hereby agree to forbear from taking any Enforcement Action as a result of the occurrence of the Specified Default until the earliest to occur of:
(i) 11:59 p.m., Houston time on July 5, 2020, as such date may be further extended in writing by the Administrative Agent and the Required Lenders,
(ii) the occurrence or continuation of an Event of Default that is not the Specified Default,
(iii) any representation or warranty made by any Credit Party under this Agreement shall be incorrect in any material respect as of the date when made, except to the extent such representation or warranty expressly relates to an earlier date in which case it will be true and correct in all material respects as of such earlier date,

(iv) the initiation by the trustee or any holder of the Senior Notes of any action (A) to vote to accelerate or take any other remedy or action to collect amounts owing under the Senior Notes under the terms of the documents governing the Senior Notes (the “Senior Note Documentation”) or otherwise or (B) to accelerate or take any other remedy or action under the terms of the Senior Note Documentation or otherwise, and
(v) the failure of any Credit Party to timely comply with any term or agreement set forth in this Agreement
(such earliest date, the “Forbearance Termination Date”).
(b)    Enforcement Actions After Forbearance Termination Date. Each Credit Party acknowledges and agrees that, on the Forbearance Termination Date, the agreement of the Forbearing Lenders and the Administrative Agent set forth in Section 1(a) above shall cease and be of no further force or effect, and, subject to the terms of the Credit Agreement and the other Credit Documents, the Administrative Agent and the Forbearing Lenders, as applicable, shall be entitled to exercise Enforcement Actions against such Credit Party.
Section 2.    Covenants.
(a)    The Credit Parties shall organize and hold status and/or diligence calls between the Lenders and the Borrower and its advisors upon the request of the Administrative Agent upon not less than one (1) Business Day’s notice.
(b)    Beginning on June 26, 2020, and weekly on every Friday thereafter (each one week period ending on a Friday, a “Forecasting Period”), the Credit Parties shall deliver to the Administrative Agent, for further distribution to the Lenders, (A) a cash flow forecast in form and substance reasonably satisfactory to the Administrative Agent (the “13-Week Forecast”), which 13-Week Forecast and any amendments thereto shall reflect, for the periods covered thereby, projected weekly disbursements, cash receipts, and ending cash for each week covered by the 13-Week Forecast and (B) a variance report for the Forecasting Period ended on the Friday of the prior week with a narrative description of any material variances and setting forth the aggregate amount of payments made during such period, provided, that, for the avoidance of doubt, the 13-Week Forecast and the variance report required under clause (B) in this paragraph are provided for informational purpose only and failure to meet projections set forth in such 13-Week Forecast shall not constitute a Default, an Event of Default or a failure of any Credit Party to comply with any term or agreement set forth in this Agreement;
(c)    Following the Effective Date, the Borrower will deliver to the Administrative Agent a Borrowing Base Certificate within three (3) Business Days of the end of each calendar week calculated as of the close of business on the last Business Day of the immediately preceding calendar week.
(d)    Following the Effective Date, the Borrower will deliver to the Administrative Agent true and correct balance statements of all accounts held by the Borrower or any of its Subsidiaries other than accounts held at JPMorgan Chase Bank, N.A. within three (3) Business Days of the end of each calendar week calculated as of the close of business on the last Business Day of the immediately preceding calendar week.

(e)    Following the Effective Date, the Borrower will not permit the sum of cash and cash equivalents of the Borrower and its Subsidiaries held in Controlled Accounts (including the Forbearance Cash Collateral Account) and Excluded Deposit Accounts at any time to be less than $20 million; provided that not more than $4 million of cash and cash equivalents held in Excluded Deposit Accounts shall be included in the foregoing calculation.
(f)    Following the Effective Date, the Borrower will not, and will not permit any of its Subsidiaries to, (i) own any cash or cash equivalents not deposited in a Controlled Account except that the Borrower and its Subsidiaries shall be permitted to hold cash and cash equivalents in Excluded Deposit Accounts subject to the limitation in clause (f)(ii) or (ii) permit the amount of cash and cash equivalents held by the Borrower and its Subsidiaries in Excluded Deposit Accounts to exceed $4 million.
(g)    The Borrower will deliver a copy to the Administrative Agent of (i) any written proposal, counterproposal, offer, bid, term sheet or agreement (each, a “Proposal”) involving (x) a settlement of claims by or against any Credit Party or any other transaction, sale, asset purchase, disposition, new money, investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination or similar transaction (any of the foregoing, a “Transaction”) with any third party investor in the debt, equity or other interests of any Credit Party (ii) any Proposal from holders of the Senior Notes concerning a Transaction with any Credit Party or (iii) any other Proposal with respect to any Transaction involving the Credit Parties, in each case of clauses (i), (ii), or (iii) within 24 hours of receipt by any Credit Party; and
(h)    No Credit Party shall make any Proposal without providing the Administrative Agent with 24 hours prior written notice (which shall include a copy thereof) of such Proposal, as applicable, and such prior notice of any modifications during negotiation thereof as may be reasonably practicable under the circumstances.
Section 3.    Amendments to Credit Agreement.
(a)    Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:
“Wisconsin Cash Collateral Account” means a cash collateral account pledged to Amegy containing cash in an aggregate amount not to exceed $1,500,000 to be held as cash collateral for the Borrower’s obligations with respect to the Wisconsin Letters of Credit.
“Wisconsin Letters of Credit” means any standby or commercial letter of credit issued or deemed issued by Amegy for the account of a Credit Party with the Wisconsin Department of Natural Resources as the beneficiary; provided that (a) the aggregate stated amount of all Wisconsin Letters of Credit shall at no time exceed $1,275,768 and (b) the Wisconsin Letters of Credit shall not constitute Letters of Credit under this Agreement.
(b)    Section 1.1 of the Credit Agreement is hereby amended by amending and restated the definition of “Excluded Deposit Accounts” in its entirety to read as follows:

“Excluded Deposit Accounts” means (a) the Wisconsin Cash Collateral Account and (b) accounts that are (i) solely used for the purposes of making payments in respect of payroll, taxes and employees’ wages and benefits, (ii) disbursement accounts where solely proceeds of the indebtedness, including the proceeds of the Loans, are deposited, (iii) zero balance accounts, (iv) trust accounts and (v) other accounts with funds on deposit with an average weekly balance for two weeks of any four week period less than $1,000,000 for any single account or $2,500,000 in the aggregate for all such accounts.
(c)    Section 6.1 of the Credit Agreement is hereby amended by (i) removing “and” at the end of Section 6.1(o), (ii) replacing “.” at the end of Section 6.1(p) with “; and” and (iii) inserting the following aa Section 6.1(q):
“(q)    Debt arising from the Wisconsin Letters of Credit.”

(d)    Section 6.2 of the Credit Agreement is hereby amended by (i) removing “and” at the end of Section 6.2(o), (ii) replacing “.” at the end of Section 6.2(p) with “; and” and (iii) inserting the following as Section 6.2(q):
“(q)    Liens on the Wisconsin Cash Collateral Account and any cash contained therein to secure obligations with respect to the Wisconsin Letters of Credit.”
Section 4.    Conditions to Effective Date. This Agreement shall not become effective until the date of satisfaction or waiver of the following conditions (the “Effective Date”):
(a)    The Administrative Agent shall have received from the Credit Parties, the Administrative Agent and the Required Lenders duly executed counterparts of this Agreement;
(b)    All representations and warranties of the Credit Parties contained herein shall be true and correct in all material respects as of the Effective Date (except to the extent such representations and warranties expressly relating to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects on and as of such earlier date);
(c)    The Borrower shall have (i) reimbursed or paid all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement, including the reimbursement or payment of all of the reasonable and documented fees, costs, and out-of-pocket expenses in connection with this Agreement and any other documents prepared in connection herewith of Simpson Thacher & Bartlett LLP (“STB”), as counsel for the Administrative Agent, and (ii) paid STB a retainer in connection with their engagement by the Administrative Agent in an amount equal to $250,000;

(d)    The Borrower shall have (i) opened a Cash Collateral Account with the Administrative Agent (the “Forbearance Cash Collateral Account”), (ii) executed such documents and agreements, including the Administrative Agent’s standard form of assignment of deposit accounts, as the Administrative Agent shall have requested in connection therewith to establish the Forbearance Cash Collateral Account and grant the Administrative Agent an Acceptable Security Interest in such account and the funds therein and (iii) deposited not less than the greater of (A) the amount required to be deposited into a Cash Collateral Account pursuant to the mandatory payment required by Section 2.4(c)(i) of the Credit Agreement and (B) $12 million into the Forbearance Cash Collateral Account to be held as Cash Collateral for the Secured Obligations. It is understood and agreed that the amount required to be deposited into the Forbearance Cash Collateral Account is inclusive of, and not in addition to, the amounts required to be prepaid and deposited into a Cash Collateral Account pursuant to Section 2.4(c)(i) of the Credit Agreement; and
(e)    The Credit Parties shall have delivered to the Administrative Agent, for further distribution to the Lenders, a 13-Week Forecast as of June 19, 2020.
By their execution hereof, each party to this Agreement acknowledges that the Effective Date is June 22, 2020.
Section 5.    Cash Collateral Account. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Forbearance Cash Collateral Account, and the Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in the Forbearance Cash Collateral Account, all funds or other assets held in the Forbearance Cash Collateral Account from time to time, and all proceeds thereof as security for the payment and performance of the Secured Obligations. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Forbearance Cash Collateral Account. Moneys in the Forbearance Cash Collateral Account shall be applied by the Administrative Agent to reimburse one or both Issuing Lenders for Letter of Credit Disbursements for which such Issuing Lender has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Letter of Credit Exposure from time to time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders (including Lenders with Letter of Credit Exposure representing greater than 66 2/3% of the aggregate Letter of Credit Exposure)), be applied to satisfy other Secured Obligations. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds. This Agreement constitutes notice from the Administrative Agent to the Borrower pursuant to Section 2.4(c)(i) of the Credit Agreement that, as of the date hereof, the sum of the outstanding principal amount of all Loans plus the Letter of Credit Exposure is $23,598,041.11 which exceeds the Loan Limit of $16,157,829.28, therefore, as there are no Loans currently outstanding, the Borrower is required to deposit $7,440,211.83 into a Cash Collateral Account pursuant to Section 2.4(c)(i) of the Credit Agreement.
Section 6.    Fees and Expenses. The Credit Parties agree to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and the Forbearing Lenders in connection with this Agreement and any other documents prepared in connection herewith as set forth in Section 9.1 of the Credit Agreement.

Section 7.    Release. Each Credit Party on behalf of itself and its respective successors and assigns hereby waives, releases, remises and forever discharges the Administrative Agent, the Lenders, and each of their respective Affiliates, and each of their officers, directors, employees, agents, and professionals (collectively, the “Releasees”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which such Credit Party ever had from the beginning of the world, now has or might hereafter have against any such Releasee which concerns, directly or indirectly, the Credit Agreement or any other Credit Document, or any acts or omissions of any such Releasee relating to the Credit Agreement or any other Credit Document, in each case, to the extent pertaining to facts, events or circumstances existing on or prior to (but not after) the Effective Date (the “Released Claims”), provided, that the foregoing shall not release any claims resulting from the gross negligence or willful misconduct of, or breach of this Agreement by, any Releasee as determined by a final non-appealable judgment of a court of competent jurisdiction. The Credit Parties further agree to refrain from commencing, instituting or prosecuting, or supporting any Person that commences, institutes, or prosecutes, any lawsuit, action or other proceeding against any and all Releasees with respect to any and all Released Claims. As to each and every claim released hereunder, each Credit Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein. The foregoing release shall survive the Forbearance Termination Date and the termination of this Agreement, the Credit Agreement and the other Credit Documents.
Section 8.    Representations and Warranties; No Event of Default. Each Credit Party represents and warrants to the Lenders that on and as of the Effective Date, after giving effect to this Agreement, (a) except with respect to the Specified Default, all of the representations and warranties of each Credit Party set forth in Article 4 of the Credit Agreement and in each other Credit Document are true and correct in all material respects, on and as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (b) other than the Specified Default, there exists no Default or Event of Default and (c) the execution, delivery and performance by each Credit Party of this Agreement does not (i) contravene the terms of any such Credit Party’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by the Credit Agreement), or require any payment to be made under (x) any contractual requirement to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate any law.
Section 9.    Reaffirmation. Each Credit Party confirms and agrees that each Credit Document to which such Credit Party is a party is, and the obligations of such Credit Party contained in the Credit Agreement, this Agreement or in any other Credit Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as modified by this Agreement. For greater certainty and without limiting the foregoing, each Credit Party hereby confirms that the existing security interests granted by it in favor of the Secured Parties pursuant to the Credit Documents in the Collateral described therein shall continue to secure the Obligations as and to the extent provided in the Credit Documents.

Section 10.    Acknowledgement. Each Credit Party acknowledges and agrees that (a) the Specified Default is material in nature and constitutes an Event of Default under the Credit Agreement, and (b) as a result of the occurrence of such Event of Default, the Forbearing Lenders will, subject to the Forbearance Agreement, be entitled to accelerate all Loans owing under the Credit Agreement and to exercise all rights and remedies under the Credit Documents, applicable law or otherwise, so long as the Specified Default is continuing. The Borrower further acknowledges and agrees that the Administrative Agent and Forbearing Lenders are not in any way agreeing to waive the Specified Default as a result of this Agreement or the performance by the parties of their respective obligations hereunder. Without limiting any other provision of this Agreement, each Credit Party further acknowledges and agrees that during the Forbearance Period and following any Forbearance Termination Event, an Event of Default shall be continuing, and the Credit Parties shall not, and shall not permit any Subsidiary to, take or cause any Person to take any action that is conditioned on no Default or Event of Default existing at the time of, or immediately after giving effect to, the taking of such action. Each Credit Party acknowledges that each Issuing Lender party hereto is hereby electing not to provide any automatic extension with respect to any Letter of Credit providing for an automatic extension. Each Credit Party acknowledges that the Required Lenders are hereby requesting that the Obligations bear interest at the Default Rate upon the occurrence and during the continuance of any Event of Default (including, without limitation, the Specified Default).
Section 11.    Entire Agreement. This Agreement is a Credit Document. This Agreement, the Credit Agreement and the other Credit Documents represent the agreement of the Borrower, the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Guarantors, the Administrative Agent nor any Lender or relative to the subject matter hereof which are not expressly set forth or referred to herein, in the other Credit Documents.
Section 12.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 13.    Submission to Jurisdiction; Waivers; Waivers of Jury Trial. Sections 9.13 and 9.15 of the Credit Agreement are incorporated herein mutatis mutandis.
Section 14.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 15.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission, i.e. a “pdf’ or a “tif’), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
Section 16.    Good Faith Cooperation; Further Assurances. Each of the Credit Parties hereby agrees to execute and deliver from time to time such other documents and take such other actions as may be reasonably necessary in order to effectuate the terms hereof. The parties hereto shall cooperate with each other and with their respective counsel in good faith in connection with any steps required to be taken as part of their respective obligations under this Agreement.

Section 17.    No Third Party Beneficiaries. No Person other than the Borrower, the other Credit Parties, the Agent and the Lenders, and in the case of Section 7 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 7 hereof) are hereby expressly disclaimed.
Section 18.    Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the express prior written consent of the Borrower, the Administrative Agent and the Forbearing Lenders; provided, however, that the Borrower, the Administrative Agent and the Forbearing Lenders may amend the date set forth in Section 1(a)(i) of this Agreement (the “Stated Date”) by email confirmation from the Borrower or its counsel and counsel to the Forbearing Lenders and delivered to the Administrative Agent or its counsel (each such amendment, an “Email Extension”) and, in the event an Email Extension occurs, (x) the date of such Email Extension shall be deemed to be an “Effective Date” for purposes of this agreement and (y) the Stated Date shall automatically be amended to be the date so specified in such Email Extension.
[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

BORROWER:	HI-CRUSH INC.

	By:	/s/ J. Philip McCormick, Jr.
J. Philip McCormick, Jr.
Chief Financial Officer

Signature Page
Forbearance Agreement

GUARANTORS:
D & I SILICA, LLC.
HI-CRUSH AUGUSTA ACQUISITION CO. LLC
HI-CRUSH AUGUSTA LLC
HI-CRUSH BLAIR LLC
HI-CRUSH CANADA INC.
HI-CRUSH CHAMBERS LLC
HI-CRUSH FINANCE CORP.
HI-CRUSH INVESTMENTS INC.
HI-CRUSH LMS LLC
HI-CRUSH OPERATING LLC
HI-CRUSH PERMIAN SAND LLC
HI-CRUSH PODS LLC
HI-CRUSH RAILROAD LLC
HI-CRUSH WHITEHALL LLC
HI-CRUSH WYEVILLE LLC
PDQ PROPERTIES LLC
FB INDUSTRIES USA INC.
FB LOGISTICS LLC
HI-CRUSH PROPPANTS LLC
HI-CRUSH HOLDINGS LLC
HI-CRUSH RUPERT LLC
HI-CRUSH SERVICES LLC
HI-CRUSH GP LLC
WEST TEXAS GOLDEN SPIKE LLC
BULKTRACER HOLDINGS LLC
BULKTRACER LLC
PROPDISPATCH LLC
PROPPANT LOGISTICS LLC
PRONGHORN LOGISTICS HOLDINGS, LLC
PRONGHORN LOGISTICS, LLC

By:	/s/ J. Philip McCormick, Jr.
J. Philip McCormick, Jr.
Chief Financial Officer

Signature Page
Forbearance Agreement

Acknowledged by:
JPMORGAN CASH BANK, N.A., as Administrative Agent

By:	/s/ Authorized Person
Name:	Authorized Person
Title:	Authorized Officer

Signature Page
Forbearance Agreement

ZIONS BANCORPORATION, N.A. DBA AMEGY BANK, as Forbearing Lender

By:	/s/ Authorized Person
Name:	Authorized Person
Title:	Authorized Officer

Signature Page
Forbearance Agreement

Morgan Stanley Bank, N.A., as Forbearing Lender

By:	/s/ Authorized Person
Name:	Authorized Person
Title:	Authorized Officer

Signature Page
Forbearance Agreement

BARCLAYS BANK PLC, as Forbearing Lender

By:	/s/ Authorized Person
Name:	Authorized Person
Title:	Authorized Officer

Signature Page
Forbearance Agreement

Acknowledged by:
JPMORGAN CASH BANK, N.A., as Forbearing Lender

By:	/s/ Authorized Person
Name:	Authorized Person
Title:	Authorized Officer

Signature Page
Forbearance Agreement

ROYAL BANK OF CANADA, as Forbearing Lender

By:	/s/ Authorized Person
Name:	Authorized Person
Title:	Authorized Officer

Signature Page
Forbearance Agreement

Credit Suisse AG, Cayman Islands Branch as Forbearing Lender

By:	/s/ Authorized Person
Name:	Authorized Person
Title:	Authorized Officer

By:	/s/ Authorized Person
Name:	Authorized Person
Title:	Authorized Officer

Signature Page
Forbearance Agreement

UBS AG, Stamford Branch, as Forbearing Lender

By:	/s/ Authorized Person
Name:	Authorized Person
Title:	Authorized Officer

If a second signature is necessary:
By:	/s/ Authorized Person
Name:	Authorized Person
Title:	Authorized Officer

Signature Page
Forbearance Agreement

ORIGIN BANK, as Forbearing Lender

By:	/s/ Authorized Person
Name:	Authorized Person
Title:	Authorized Officer

Signature Page
Forbearance Agreement

SCHEDULE I

SPECIFIED DEFAULT

1.
The Fixed Charge Coverage Ratio is less than 1.00:1.00 as of the first day of the Covenant/Dominion Trigger Period beginning on the date hereof, which constitutes an immediate Event of Default under Section 7.1(c)(i) of the Credit Agreement.